Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Digital Realty Trust, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-147746 and 333-121353) on Form S-8 and (Nos. 333-1635505, 333-158958, 333-142396, 333-132980, and 333-129688) on Form S-3 of Digital Realty Trust, Inc. of our reports dated February 26, 2010, with respect to:

(i)	The consolidated balance sheets of Digital Realty Trust, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule III, properties and accumulated depreciation,

(ii)	The effectiveness of internal control over financial reporting as of December 31, 2009 of Digital Realty Trust, Inc.

which reports appear in the December 31, 2009 annual report on Form 10-K of Digital Realty Trust, Inc.

/s/    KPMG LLP

San Francisco, California

February 26, 2010